UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 20, 2005

Chicago Mercantile Exchange Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2005, Chicago Mercantile Exchange Inc. ("CME"), a wholly owned subsidiary of Chicago Mercantile Exchange Holdings Inc. ("CME Holdings"), and Standard & Poor’s ("S&P"), a division of The McGraw-Hill Companies, Inc. entered into a binding term sheet (the "Term Sheet") to amend and restate a license agreement between the parties, effective as of September 24, 1997, as amended.

In accordance with their agreement, S&P will provide CME a license to use certain S&P stock indexes and the related trade names, trademarks and service marks in connection with the creation, marketing, trading, clearing and promoting of futures contracts and/or options on futures contracts that are based upon certain S&P stock indexes. The license is exclusive through December 31, 2016 and non-exclusive through December 31, 2017 with some exceptions. CME’s license for the S&P 500® Index remains exclusive through December 31, 2008, after which CME will retain its exclusive rights through December 31, 2016 so long as certain minimum average trading volume is met or other circumstances exist that relate to the reduction in trading volume. CME may pay an additional fee to retain the exclusivity even if the minimum average trading volume is not met. For certain products based on S&P stock indexes that CME lists after the effective date of the amended and restated agreement, CME will have an exclusive license for two or three years depending upon the nature of the index, after which CME will retain its exclusive rights so long as certain minimum average trading volumes are met. Under the new agreement, CME maintains its right of first refusal for new stock indexes developed by S&P during the term of the agreement. S&P also retains the right to terminate the license relating to new S&P stock indexes or to terminate the exclusivity of that license in the event CME fails to launch a product based the index within a one year period, subject to some consideration for regulatory delays. In exchange for the license, we pay S&P a per trade fee. If S&P discontinues compilation and publication of any license or index, we may license, on a non-exclusive and royalty-free basis, the information regarding the list of companies, shares outstanding and divisors for that index or terminate the obligations regarding the index. The licenses become non-exclusive in the event we list certain competitive products.

In addition, the parties have agreed not to restore the litigation filed in August 2004 in the Southern District of New York relating to the 1997 License Agreement that was closed by the court on June 24, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chicago Mercantile Exchange Holdings Inc.

September 23, 2005	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Managing Director, General Counsel and Corporate Secretary